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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Baker Hughes Incorporated on Form S-4 of our report dated February 11, 1997 on the consolidated financial statements of Drilex International Inc. appearing in the Proxy Statement/Prospectus for Drilex International Inc. and Baker Hughes Incorporated, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

DELOITTE & TOUCHE LLP
Houston, Texas
June 11, 1997